POWER OF ATTORNEY

        Know all by these presents, that the undersigned (the
"Reporting Person") hereby constitutes and appoints each of
Jeffrey Favret, Kirk Meche and Cindi Cook, signing individually, as the Reporting Person's true and lawful attorney-in-fact to:
(1) execute for and on behalf of the Reporting Person, in the
Reporting Person's capacity as an officer or director of Gulf
Island Fabrication, Inc. (the "Company"), Forms 3, 4, and 5
in accordance with Section 16(a) of the Securities Exchange
Act of 1934 and the rules thereunder; (2) do and perform any and all acts for and on behalf of the Reporting Person that
may be necessary or desirable to complete and execute any such
Form 3, 4, or 5 and timely file such form with the United States
Securities and Exchange Commission, and any stock exchange or similar authority; and (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, and in the best interest of, or legally required by, the Reporting Person, it being understood that the documents executed by such attorney-in
-fact on behalf of the undersigned pursuant to this Power of
Attorney shall be in such form and shall contain such items
and conditions as such attorney-in-fact may approve in such
attorney-in-fact's discretion. The Reporting Person hereby
grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever
requisite, necessary, or proper to be done in the exercise
of any of the rights and powers herein granted, as fully to
all intents and purposes as the Reporting Person might or
could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or
substitutes, shall lawfully do or cause to be done by the
virtue of this Power of Attorney and the rights and powers
herein granted. The Reporting Person acknowledges that the
foregoing attorneys-in-fact, in serving in such capacity at
the request of the Reporting Person, are not assuming, nor
is the Company assuming, any of the Reporting Person's
responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934. This Power of Attorney shall remain in full force and effect until the Reporting Person is no longer required to file Forms 3, 4 or 5 with respect to the Reporting
Person's holdings of and transactions in securities issued by the Company, unless earlier revoked by the Reporting Person
in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the Reporting Person has caused this Power of Attorney to be executed this 21st day of March, 2014.

 /s/ Michael J. Keeffe
   MICHAEL J. KEEFFE